                                                                EXHIBIT 10.7(c)

                                LETTER AGREEMENT

                                 AUGUST 13, 1996

              We agree as follows.

              1. DECEMBER 8 LETTER AGREEMENT. This Agreement, together with the other agreements delivered in connection herewith, amend, replace and supersede in its entirety our Letter Agreement of December 8, 1995, as it has been amended to date.

              2. JULY 1995 TRANSACTION. The number of shares of On Command Video Corporation ("OCV")common stock issued to Ascent Network Services, Inc., formerly known as COMSAT Video Enterprises, Inc.("CVE") pursuant to the Contribution Agreement dated August 1, 1995 (the "CONTRIBUTION AGREEMENT") (1,878,624 shares, as previously adjusted to reflect an inventory adjustment) will be immediately reduced to 1,408,036 by a cancellation of 470,588 shares, reflecting a share value for OCV at the time of $42.50 and a value of $59,841,526 for the contributed assets net of the inventory adjustment.

              3. OPTION PRICE INCREASE DATE; EXTENSION. In consideration of the acknowledgement by Hilton Hotels Corporation ("HILTON") that Hilton has been given notice of (i) the issuances for cash of OCV Common Stock set forth on EXHIBIT A hereto and (ii) the issuance of OCV Common Stock in connection with the Contribution Agreement, Hilton hereby confirms, only with respect to such issuances, that Hilton has elected not to exercise its preemptive right set forth in Section 5.4 of the July 7, 1993 Purchase and Option Agreement between OCV and Hilton (as amended, the "PURCHASE AND OPTION AGREEMENT").

              4. FUTURE TRANSACTIONS BETWEEN OCV AND COMSAT AND ANY OF ITS AFFILIATES. Any material transactions in the future between OCV and CVE or any of its affiliates (or any successor direct or indirect majority shareholder of OCV) will be subject to the fiduciary duties of Ascent Entertainment Group, Inc. ("ASCENT") and CVE, or any such successor, as the direct and indirect majority shareholders of OCV, including, where necessary or appropriate, the advice of independent counsel and, to the extent the independent directors and independent counsel deem necessary or appropriate, independent financial experts. The parties agree that it is not necessary to retain independent counsel for OCV, other than Wilson, Sonsini, Goodrich & Rosati, and consent to the retention of Gary Wilson Partners ("WILSON") on behalf of Ascent and OCV, in connection with the recently announced transaction between SpectraVision and OCV (the "TRANSACTION"). The parties further agree that no independent financial experts other than Wilson should be retained to represent OCV separately with respect to such Transaction. The agreements in the preceding two sentences assume the absence of material conflicts of interest in the Transaction between OCV on the one hand and Ascent and its affiliates on the other hand, and that all material facts with respect to such conflicts and the Transaction have been disclosed to Hilton and OCV's Board of

Directors. The covenants set forth in this paragraph shall expire upon the sale or disposition by Hilton of all or substantially all of its shares of OCV common stock or securities into which they are converted.

              5.   LIQUIDITY.

              (a) RIGHT TO SELL. An investment banker selected by Hilton will, if Hilton requests and at Hilton's expense, be engaged to attempt to locate a buyer for Hilton's equity interests in OCV at fair market value (based on an enterprise theory of valuation). If Hilton so requests, all of the parties hereto agree to cooperate in respect of such sales efforts. The Right of First Refusal Agreement is terminated as to Hilton and any assignee of its rights; provided, however, that no sale may be made to any party that is a competitor of OCV in hotel video services. If Ascent directly or indirectly disposes of all or any portion of its interests in OCV to any person that is not an affiliate of OCV, Hilton will be afforded an opportunity to dispose of a pro rata portion of its position in OCV on the same terms.

              (b) SPECTRAVISION. Hilton has received the briefing paper and other materials supplied to the OCV Board of Directors in connection with an August 12, 1996 meeting, subsequently rescheduled to September 4, 1996 and, based upon such information, Hilton is favorably disposed to support the Transaction. Concurrently with the consummation of the Transaction (the "TRANSACTION CLOSING TIME"), unless Hilton's OCV shares (or the securities into which such shares are converted) (including the securities issuable upon exercise of Hilton's option, together the "HH SHARES") are registered under the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and freely tradeable under applicable securities laws, Hilton will be granted, demand and piggyback registration rights no less favorable than as described on page 42 of On Command Corporation's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 16, 1996, to enable Hilton to register, at OCV's expense, the HH Shares for sale without restriction. Hilton agrees that if OCV Common Stock or securities into which it is converted is registered under the Exchange Act in connection with the Transaction and the HH Shares are freely tradeable, a "QUALIFYING OFFERING" under Section 2.2 of the Purchase and Option Agreement shall be deemed to have occurred as of the Transaction Closing Time and (i) all of OCV's obligations under Section 5 of the Purchase and Option Agreement shall terminate, and (ii) Hilton's option to purchase OCV Common Stock will terminate as of the Transaction Closing Time unless exercised by then, if Hilton has received the notice contemplated by Section 2.2. OCV acknowledges that Hilton's notice of exercise in the form attached as EXHIBIT C will comply (subject to Hilton making the payments thereunder) with the Purchase and Option Agreement.

              (c) PUT RIGHT. If in connection with the Transaction Hilton's option will terminate by virtue of the terms of the Purchase and Option Agreement, and Hilton exercises such option and purchases any or all of the shares of OCV Common Stock subject thereto (together with all securities into which such shares may be converted, the "OPTION SHARES"), Hilton and Ascent agree as follows. On or prior to the date 90 days after the Transaction Closing Time (the "HH NOTICE

DATE"), Hilton may give notice to Ascent requesting Ascent to purchase all, but not less than all, of the Option Shares which Hilton still owns at the HH Notice Date, and within five (5) business days after the HH Notice Date Ascent shall purchase all such Option Shares at an aggregate price equal to Hilton's purchase price of the Option Shares still owned by Hilton. Ascent represents and warrants that it has, and will keep readily available, sufficient funds (including borrowing capacity) to enable it to meet its obligations in this Section 5(c). Both parties agree to act in good faith with respect to the rights and obligations contained in the preceding sentences and not take any actions which could reasonably be expected to artificially affect the market for the securities subject to such rights and obligations; provided, however, that the foregoing shall not limit Hilton's actions in connection with (i) lawful sales of any securities it owns or (ii) other contracts with OCV.

              (d) OTHER LIQUIDITY OBLIGATIONS. If the Transaction is not consummated, Ascent and OCV will use their best efforts to provide Hilton and the other minority shareholders of OCV, in a voluntary transaction, with liquidity for their interests in OCV reflecting fair market value (based on an enterprise theory of valuation). Ascent and COMSAT Corporation ("COMSAT") shall support OCV's efforts, provided that such support shall not include any obligation on the part of either of them to purchase any such interests for their own accounts, or to agree to any actions on the part of OCV that could reasonably be expected to cause COMSAT to exceed any of the regulatory debt limitations imposed on COMSAT by the Federal Communications Commission (the "FCC").

              6. FEES AND EXPENSES. Hilton will immediately be paid $180,000 by OCV in reimbursement of Hilton's approximate fees and expenses incurred in connection with the matters culminating in the December 8, 1995 Letter Agreement and subsequent related matters leading to this Agreement.

              7. MISCELLANEOUS PROVISIONS. This Agreement is specifically enforceable. This agreement is governed by California law, without regard to conflicts of law principles, but such election shall have no effect on the law governing other transactions with OCV. No presumption of construction will exist against the drafter of this Agreement, and the provisions of statutes or applicable principles of law to the contrary are waived. In any legal proceedings relating to this Agreement, the prevailing party will be entitled to recover, in addition to any other appropriate relief, legal fees and costs. The parties agree that for and in consideration of the covenants and obligations set forth in this Agreement, upon the completion of the adjustments and payments referred to in Sections 2 and 6, the parties shall enter into a Mutual Release in the form attached hereto as EXHIBIT B. Except as expressly set forth herein and in the Mutual Release (when it is executed), no party is waiving or releasing any right or remedy. Nothing in this Agreement shall be deemed to constitute a guaranty by COMSAT of the performance obligation of OCV, CVE or Ascent, but while it is directly or indirectly the controlling stockholder of Ascent or OCV it will support Ascent's and OCV's compliance with the terms hereof and take no actions that would prevent Ascent's or OCV's compliance, provided that such support shall not include any obligation on the part of COMSAT to agree to any actions on the part of Ascent or OCV which could reasonably be expected to cause COMSAT to exceed any of the regulatory debt limitations imposed on COMSAT by the FCC.

HILTON HOTELS CORPORATION                   ASCENT ENTERTAINMENT GROUP, INC.

By:_________________________                By:____________________________
Name:                                       Name:
Title:                                      Title:

COMSAT CORPORATION                          ASCENT NETWORK SERVICES, INC.

By:___________________________              By:_____________________________
Name:                                       Name:
Title:                                      Title:

                                            ON COMMAND VIDEO CORPORATION

                                            By:_____________________________
                                            Name:
                                            Title:

                          EXHIBIT A TO LETTER AGREEMENT


                             COMMON STOCK ISSUANCES

                                   OCV TO CVE

                             JULY 8, 1993 TO PRESENT



December 1993            416,667 shares          @       $30.00 per share

March 1994               384,616 shares          @       $32.50 per share

June 1994                357,143 shares          @       $35.00 per share

July 1994                333,334 shares          @       $37.50 per share





                                  Exhibit A - 1

                          EXHIBIT B TO LETTER AGREEMENT

                                 MUTUAL RELEASE

         Hilton Hotels Corporation ("HILTON"), On Common Video Corporation ("OCV"), Ascent Entertainment Group, Inc. ("ASCENT"), Ascent Network Services, Inc. (formerly COMSAT Video Enterprises, Inc. "ANS") and COMSAT Corporation ("COMSAT"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, covenant and agree as follows:

         1. RELEASE BY HILTON. Hilton, on behalf of itself and its affiliates, directors, officers, employees, successors and assigns, hereby fully releases and discharges each of OCV, Ascent, ANS and COMSAT, and their respective affiliates, directors, officers, employees, agents, and each of their respective successors and assigns, from and against any and all claims, demands, obligations, actions, liabilities, causes of action or damages of any kind or nature whatsoever, in law or in equity, arising at or prior to the date of this Mutual Release, based upon any act or omission or otherwise arising out of or related to the contribution of assets by ANS to OCV pursuant to the Contribution Agreement dated August 1, 1995 (the "CONTRIBUTION AGREEMENT"), the valuation of such assets, the issuance of common stock by OCV to ANS in connection with such contribution or pursuant to the purchases by ANS listed on EXHIBIT A hereto and the initial public offering by Ascent of its common stock in December 1995.

         2. RELEASE BY OCV, ASCENT, ANS AND COMSAT. Each of OCV, Ascent, ANS and COMSAT, on behalf of themselves and their respective affiliates, directors, officers, employees, agents, and each of their respective successors and assigns, hereby fully releases and discharges Hilton, and its affiliates, directors, officers, employees, successors and assigns, from and against any and all claims, demands, obligations, actions, liabilities, causes of action or damages of every kind or nature whatsoever, in law or in equity, arising at or prior to the date of this Mutual Release, based upon any act or omission or otherwise arising out of or related to the contribution of assets by ANS to OCV pursuant to the Contribution Agreement, the valuation of such assets, the issuance of common stock by OCV to ANS in connection with such contribution or pursuant to the purchases by ANS listed on EXHIBIT A hereto, Hilton's assertion of its rights as a securityholder of OCV, and Hilton's challenges to the IPO.

         3. AUGUST 13, 1996 AGREEMENT UNAFFECTED. This Mutual Release is not intended to release, nor does it release, Hilton, OCV, Ascent, ANS or COMSAT from any obligations or liabilities other than as set forth in Sections 1 and 2 above and, specifically, shall not constitute a release of: (a) any obligations they may owe to each other under the agreements among them dated as of August 13, 1996 (the "1996 AGREEMENTS"); (b) liabilities or claims for any breach of the 1996 Agreements; or (c) any rights or remedies they have under any other contracts or agreements between or among any of them.



                                  Exhibit B - 1

         4. NO ADMISSION. It is specifically stated and understood that none of Hilton, OCV, Ascent, ANS or COMSAT hereby admit any liability or culpability of any nature, any and all such liability or culpability being expressly denied.

            IN WITNESS WHEREOF the undersigned duly authorized officers have executed this Mutual Release as of September __, 1996.

HILTON HOTELS CORPORATION                   ASCENT ENTERTAINMENT GROUP, INC.


_________________________                   _______________________________
NAME:                                       NAME:
TITLE:                                      TITLE:

COMSAT CORPORATION                          ON COMMAND VIDEO CORPORATION


_________________________                   _______________________________
NAME:                                       NAME:
TITLE:                                      TITLE:

                                            ASCENT NETWORK SERVICES, INC.


                                            ________________________________
                                            NAME:
                                            TITLE:



                                  Exhibit B - 2